UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2018

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 21, 2018, the audit committee (the “Audit Committee”) of the board of directors of Cytokinetics, Incorporated (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and provided PwC with notice of such dismissal.

The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through March 21, 2018, there have been (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PwC to make reference thereto in their reports on the Company’s financial statements, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth in the following sentence. As previously disclosed in the Company’s Annual Report on Form 10-Q for the quarter ended September 30, 2016, the Company had a material weakness in internal control over financial reporting because it did not maintain effective controls over the accounting for the completeness, accuracy and presentation and disclosure of clinical research and development expenses and related clinical accrual accounts due to a design deficiency in the review of clinical trial expenses incurred under our clinical research organization trial agreements, including in part, our review of information received from third party service providers that is used in the operation of this control. As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, this material weakness has been remediated. The Audit Committee discussed the material weakness with PwC and the Company has authorized PwC to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

The Company has provided PwC with a copy of the disclosures made herein and has requested that PwC furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of that letter is included as Exhibit 16.1 to this Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

Also on March 21, 2018, the Audit Committee appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. Ernst & Young was formally engaged on March 26, 2018.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period preceding the dismissal of PwC, the Company has not consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a “reportable event” (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01. Financial Information and Exhibits

(d)	Exhibits
Exhibit Number	Description

16.1	Letter of PricewaterhouseCoopers LLP dated March 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Dated: March 26, 2018	By:	/s/ Peter S. Roddy
	Name:	Peter S. Roddy
	Title:	Senior Vice President, Chief Accounting Officer